UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SUNSET FINANCIAL RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sunset Financial Resources, Inc. is filing materials contained in this Schedule 14A with the Securities and Exchange Commission relating to the definitive proxy statement and accompanying proxy card filed with the Commission on September 8, 2006 and to be used in connection with the special meeting of stockholders of Sunset scheduled to be held on October 6, 2006. Sunset urges stockholders to read its definitive proxy statement because it contains important information.

On September 29, 2006, Sunset issued the following press release and entered into the following letter agreement with Alesco Financial Trust and Jaguar Acquisition Inc.:

Company Contact: Stacy M. Riffe Chief Executive Officer (904) 425-4365 sriffe@sfous.com	Investors: KCSA Worldwide Jeffrey Goldberger 212.896.1249 jgoldberger@kcsa.com

Sunset Decreases the Number of Shares to be Issued in the Alesco Merger

Sunset Urges Stockholders to Vote FOR Alesco Merger

JACKSONVILLE, Florida, September 29, 2006 – Sunset Financial Resources, Inc. (NYSE: SFO) today announced that it has reached agreement with Alesco Financial Trust to decrease the number of shares to be issued to Alesco shareholders in its proposed merger with Alesco to 1.26 shares from the previously announced 1.29 shares. Alesco has agreed to forego the previously agreed increase in the exchange ratio from 1.26 to 1.29 to adjust for Sunset’s Peerless loan. Sunset and Alesco also agreed that Sunset would not make any awards under the proposed Long-Term Incentive Plan until such time as Sunset has sold equity for an aggregate purchase price of at least $75 million.

The proposed merger with Alesco is the result of a full and comprehensive process undertaken by Sunset’s Board of Directors. The valuation represents a premium to the unaffected closing price immediately preceding Sunset’s announcement that it was exploring strategic alternatives. The merger offers stockholders an opportunity to realize upside potential and own a more liquid security. The Board believes that Sunset’s ability to grow and access higher yielding investment opportunities depends directly on the consummation of the proposed merger.

WE URGE SUNSET STOCKHOLDERS TO VOTE FOR THE PROPOSED MERGER ON THE WHITE PROXY CARD

Please promptly return the WHITE proxy card to vote for the merger and the plan. Be sure to vote only on the WHITE proxy card. Even if you have already returned another proxy card, you have every right to change your vote by signing, dating and returning the WHITE proxy card. If you have any questions or need assistance, please call MacKenzie Partners at (800) 322-2885 or collect at (212) 929-5500.

About Sunset Financial Resources

Sunset Financial Resources, Inc. is a specialty finance REIT headquartered in Jacksonville, Florida and trades on the New York Stock Exchange under the symbol “SFO”.

Additional Information about the Merger

Sunset stockholders are urged to read the proxy statement for the merger and the tender offer statement, letter of transmittal and other materials relating to the tender offer, as they contain important information regarding the merger and the offer. Stockholders can obtain a copy of the proxy statement, tender offer statement, letter of transmittal and other related materials free of charge from the SEC’s web site, www.sec.gov, from the information agent for the merger and the tender offer, MacKenzie Partners, Inc., by calling (800) 322-2885 (call toll-free), or by directing a request to sriffe@sfous.com. We urge Sunset stockholders to carefully read those materials prior to making any decision with respect to the merger and the tender offer.

Forward-Looking Statements

Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. Sunset cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained or implied in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sunset and Alesco, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: factors that affect the timing or ability to complete the transactions contemplated herein; the risk that the business will not be integrated successfully; the risk that cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with lenders, other counterparties, or employees; competition and its effects on pricing, spending, third-party relationships and revenues; the failure of the companies to successfully execute their business plans, gain access to additional financing, the availability of additional loan portfolios for future acquisition, continued qualification as a REIT and the cost of capital. Additional factors that may affect future results are contained in Sunset’s proxy statement relating to the merger and Sunset’s other SEC filings, which are available at the SEC’s web site www.sec.gov. Sunset disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

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10245 Centurion Parkway North ☐ Suite 305 ☐ Jacksonville, Florida 32256 ☐ Office (904) 425-4575 ☐ Fax (904) 425-4755

Sunset Financial Resources, Inc.

September 29, 2006

Alesco Financial Trust

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Gentlemen:

We are parties to an Amended and Restated Agreement and Plan of Merger, dated as of July 20, 2006, as amended by the letter agreement dated September 5, 2006 (the “Agreement”). In accordance with our discussions, we have reached the following agreements regarding the Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

1. The Exchange Ratio shall be 1.26, subject to adjustment as provided in Section 2.1(d) of the Agreement. The Exchange Ratio shall not be subject to adjustment based on the Peerless loan.

2. The Company shall not make any awards under the Long-Term Incentive Plan until such time as the post-Merger Company has issued additional equity for an aggregate price of at least $75 million.

3. Except as explicitly set forth herein, the Agreement shall remain in full force and effect.

If the foregoing accurately reflects our agreements, please sign below. This letter may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile transmission of any signed original document shall be deemed the same as delivery of an original.

Very truly yours, SUNSET FINANCIAL RESOURCES, INC.

By:	/s/ Stacy M. Riffe
Name: Stacy M. Riffe Title: CEO

JAGUAR ACQUISITION, INC.

By:	/s/ Stacy M. Riffe
Name: Stacy M. Riffe Title: President

Accepted and agreed as of

the date first set forth above

ALESCO FINANCIAL TRUST

By:	/s/ John J. Longino
Name: John J. Longino Title: CFO and Treasurer